                                                                         EX-99.1
[logo of Mellon Bank Corporation]                     NEWS RELEASE


          ANALYSTS:             MEDIA:
          --------              ------
          Donald J. MacLeod     Margaret Kirch Cohen
Contact:  (412) 234-5601        (412) 234-0850        Corporate Affairs
                                                      One Mellon Bank Center
                                                      Pittsburgh, PA 15258-0001

          David T. Lamar
          (412) 234-4633

--------------------------------------------------------------------------------


               MELLON REPORTS RECORD THIRD QUARTER 1995 EARNINGS
               -------------------------------------------------

 .  Earnings Per Share Increases 13 Percent Over Prior-Year Period, Excluding
   Dreyfus Merger-Related Charges in 1994

 . Return on Common Shareholders' Equity Reaches 18 Percent for Quarter; Return on Assets is 1.70 Percent

PITTSBURGH, Oct. 17, 1995 -- Mellon Bank Corporation today reported net income applicable to common stock of $166 million, or $1.15 per common share, for the third quarter of 1995, compared with $152 million, or $1.02 per common share, in the third quarter of 1994, excluding Dreyfus merger-related charges. Annualized return on common shareholders' equity and return on assets were 18 percent and
1.70 percent, respectively, in the third quarter of 1995, compared with 16 percent and 1.74 percent, respectively, in the third quarter of 1994, excluding Dreyfus merger-related charges.

Including Dreyfus merger-related charges, Mellon reported net income applicable to common stock of $63 million, or $.42 per common share, in the third quarter of 1994 and annualized return on common shareholders' equity and return on assets of 7 percent and .81 percent, respectively.

"Our record third quarter earnings reflect our continued success in positioning Mellon as a leader among financial services companies," said Frank V. Cahouet, chairman, president and chief executive officer of Mellon Bank Corporation. "Mellon's mergers with The Boston Company and The Dreyfus Corporation have been key to our strategy, and we continue to experience excellent returns on capital and assets. We have set aggressive goals for the Corporation, and we are very pleased with our financial performance."

                                    -more-

Mellon Reports Earnings
Oct. 17, 1995
Page 2


Net interest revenue for the quarter was $392 million, up from $376 million in the prior-year period. Fee revenue was $422 million, up from $399 million in the third quarter of 1994. The increases in net interest revenue resulted primarily from a higher level of loans. The increases in fee revenue resulted primarily from higher mortgage servicing revenue and mutual fund management revenues at Dreyfus.

Operating expense for the third quarter of 1995 was $506 million, down from $595 million in the third quarter of 1994. Expenses were up 1 percent, excluding $104 million in Dreyfus merger-related charges recorded in the third quarter of 1994 and net revenue from acquired property.

The provision for credit losses was $30 million in the third quarter of 1995, up from $15 million in the prior-year period. Net credit losses were $39 million, up from $16 million in the third quarter of 1994, principally reflecting higher losses on the CornerStone/sm/ credit card product, which experienced a significant increase in outstanding balances generated since its introduction in the first quarter of 1994.

Nonperforming assets totaled $261 million at Sept. 30, 1995, down from $276 million at June 30, 1995, and up slightly from $260 million at Sept. 30, 1994. Nonperforming assets as a percentage of total loans and net acquired property was .93 percent at Sept. 30, 1995, compared with .99 percent at both June 30, 1995, and Sept. 30, 1994.


With balance sheet assets of approximately $42 billion and assets under management or administration of approximately $925 billion, Mellon Bank Corporation is a major financial services company headquartered in Pittsburgh; its primary subsidiary is Mellon Bank, N.A. Mellon provides a full range of banking and investment products and services to individuals and small, midsize and large businesses and institutions. Its principal mutual fund business is The Dreyfus Corporation.

                                      ###

NOTE: DETAILED SUPPLEMENTAL INFORMATION FOLLOWS.

Mellon Reports Earnings
Oct. 17, 1995
Page 3



NET INTEREST REVENUE
--------------------

(taxable equivalent basis)        Three months                    Nine months
                                 ended Sept. 30,                ended Sept. 30,
(dollar amounts in millions)     1995      1994     Inc/(Dec)    1995     1994    Inc
--------------------------------------------------------------------------------------------
Net interest revenue            $   395    $   380   $   15    $ 1,174  $ 1,118   $   56
--------------------------------------------------------------------------------------------
Average loans                   $27,774    $25,084   $2,690    $27,177  $24,658   $2,519
--------------------------------------------------------------------------------------------
Average interest-earning
 assets                         $34,361    $32,322   $2,039    $33,541  $32,055   $1,486
--------------------------------------------------------------------------------------------
Net interest margin                4.56%      4.66%     (10)bp    4.68%    4.66%       2bp
--------------------------------------------------------------------------------------------

The improvement in net interest revenue in the third quarter of 1995, compared with the third quarter of 1994, primarily resulted from higher loan levels. Average loans increased $2.7 billion, or 11%, primarily as a result of a $900 million increase in credit card loans, including $600 million related to the CornerStone/sm/ credit card product, a $700 million increase in retail loans, a $700 million increase in mortgage warehouse loans and a $500 million increase in domestic wholesale loans. The decrease in the net interest margin in the third quarter of 1995, compared with the prior-year period, primarily reflects a higher level of wholesale funding, in support of loan growth.

The improvement in net interest revenue in the first nine months of 1995 principally resulted from the same factors responsible for the third quarter increase.

Mellon Reports Earnings
Oct. 17, 1995
Page 4


CREDIT QUALITY EXPENSE AND NET CREDIT LOSSES
--------------------------------------------


                                      Three months                    Nine months
                                     ended Sept. 30,                ended Sept. 30,
(dollar amounts in millions)         1995      1994     Inc/(Dec)   1995      1994     Inc/(Dec)
------------------------------------------------------------------------------------------------

Provision for credit losses          $30       $15       $15       $ 70       $55        $15
Net revenue from acquired property    (3)      (12)        9        (15)      (23)         8
------------------------------------------------------------------------------------------------
   Credit quality expense            $27       $ 3       $24       $ 55       $32        $23
------------------------------------------------------------------------------------------------

Net credit losses (recoveries)(a):
 Domestic:
  Credit card                        $49       $13       $36       $117       $35        $82
  Other consumer credit                3         1         2         11         5          6
  Commercial real estate             (14)        1       (15)       (19)       (2)       (17)
  Commercial and financial             2         1         1          7         6          1
------------------------------------------------------------------------------------------------
    Total domestic                    40        16        24        116        44         72
------------------------------------------------------------------------------------------------
 International                        (1)      --         (1)        (5)        3         (8)
------------------------------------------------------------------------------------------------
    Total net credit losses          $39       $16       $23       $111       $47        $64
------------------------------------------------------------------------------------------------
Annualized net credit losses
 to average loans                    .57%      .25%       32 bp     .55%      .25%        30 bp
------------------------------------------------------------------------------------------------

(a) Excludes net credit losses on segregated assets.

Credit quality expense increased in the third quarter and first nine months of 1995, compared with the prior-year periods, as a result of a higher provision for credit losses and lower gains on the sale of acquired property. The higher provision for credit losses was made in response to credit losses from the CornerStone/sm/ credit card portfolio.

The $23 million increase in net credit losses compared with the third quarter of 1994 resulted from a $36 million increase in net credit card losses, including a $29 million increase related to the CornerStone/sm/ portfolio. The Corporation currently expects a modest increase in the level of CornerStone/sm/ credit losses in the fourth quarter of 1995, compared with the third quarter. At September 30, 1995, this portfolio had total outstandings of $1.0 billion, substantially unchanged from June 30, 1995. CornerStone/sm/ outstandings were $757 million at December 31, 1994 and $500 million at September 30, 1994. Net credit losses increased $64 million in the first nine months of 1995 compared with the first nine months of 1994, reflecting the higher level

Mellon Reports Earnings
Oct. 17, 1995
Page 5


of credit card losses. Partially offsetting credit losses were strong credit recoveries on commercial real estate and other commercial loans in the second and third quarters of 1995.

NONINTEREST REVENUE
-------------------

                                      Three months                   Nine months
                                     ended Sept. 30,               ended Sept. 30,
(in millions)                       1995      1994    Inc/(Dec)    1995     1994     Inc/(Dec)
----------------------------------------------------------------------------------------------
Fee revenue:
Trust and investment management:
 Mutual fund:
  Management                       $ 80       $ 72      $  8       $  227   $  222     $  5
  Administration/Custody             30         36        (6)          90      124      (34)
 Institutional trust                 54         56        (2)         156      173      (17)
 Institutional asset management      32         34        (2)         100      108       (8)
 Private asset management            37         34         3          104      102        2
----------------------------------------------------------------------------------------------
  Total trust and investment
   management                       233        232         1          677      729      (52)
Cash management and deposit
 transaction charges                 49         49        --          144      148       (4)
Mortgage servicing                   32         21        11           82       54       28
Foreign currency and
 securities trading                  24         21         3           73       54       19
Credit card fees                     21         19         2           62       51       11
Other                                63         57         6          188      211      (23)
----------------------------------------------------------------------------------------------
 Total fee revenue                  422        399        23        1,226    1,247      (21)
Losses on sale of securities         --        (15)       15           --       (5)       5
----------------------------------------------------------------------------------------------
    Total noninterest revenue      $422       $384      $ 38       $1,226   $1,242     $(16)
----------------------------------------------------------------------------------------------

The $1 million increase in trust and investment management fees in the third quarter of 1995, compared with the prior-year period, primarily resulted from an $8 million increase in mutual fund management revenue and a $3 million increase in private asset management fees. Partially offsetting these increases was a $6 million decrease in mutual fund administration and custody fees. The higher revenue from the management of mutual funds resulted from a higher average level of mutual fund assets managed and lower fee waivers at Dreyfus. Mutual fund management revenues have grown to $80 million in the third quarter from $76 million in the second quarter and $71 million in the first quarter, paralleling the growth in these assets. Average proprietary funds managed at Dreyfus in the third quarter of 1995 were $77 billion, compared with $72 billion in the second quarter and $68 billion in the first quarter. These increases primarily resulted from higher average

Mellon Reports Earnings
Oct. 17, 1995
Page 6


institutional money market and cash management funds, as well as an overall increase in the market values of assets managed, reflecting the improvement in the bond and equity markets in 1995. At September 30, 1995, total mutual fund assets managed at Dreyfus were $76 billion, compared to $73 billion at June 30, 1995 and $66 billion at December 31, 1994.

The increase in mortgage servicing fees, compared with the prior-year period, resulted from acquisitions of mortgage servicing rights. On August 31, 1995, the Corporation acquired Metmor Financial Inc. (Metmor), a residential and commercial mortgage banking company. Included in this acquisition was a $13 billion residential and commercial loan servicing portfolio that generated $4 million in fees in the last month of the third quarter. The Corporation expects the Metmor servicing portfolio, at current levels, to generate servicing revenue of approximately $13 million per quarter. The Corporation's total mortgage servicing portfolio was $51 billion at September 30, 1995, compared with $32 billion at September 30, 1994.

The increase in foreign currency and securities trading fee revenue in the third quarter of 1995 was attributable to higher foreign exchange fees earned, primarily as a result of increased global custody and corporate customer activity. Credit card revenue increased in the third quarter of 1995, compared with the third quarter of 1994, primarily as a result of fee revenue generated by portfolio acquisitions and the Corporation's CornerStone/sm/ credit card product.

The $15 million pretax, or $10 million after tax, loss on the sale of securities available for sale in the third quarter of 1994 related to the disposition of securities held by Dreyfus prior to its merger with the

Mellon Reports Earnings
Oct. 17, 1995
Page 7


Corporation, that did not meet the investment objectives, interest rate or credit risk characteristics required by the Corporation.

The decrease in fee revenue in the first nine months of 1995, compared with the prior-year period, resulted from lower trust and investment management fees and lower other fee revenue in the first half of 1995, which more than offset the third quarter increases. The primary factor impacting the comparison of year-to-date other fee revenue was the Corporation's election not to offer its seasonal tax refund anticipation loan program in 1995 resulting in a $30 million decrease in other fee revenue.


OPERATING EXPENSE
-----------------
                                        Three months                      Nine months
                                       ended Sept. 30,                  ended Sept. 30,
(dollar amounts in millions)           1995      1994     Inc/(Dec)     1995      1994     Inc/(Dec)
----------------------------------------------------------------------------------------------------
Staff expense                          $240      $237         $3        $709      $ 719      $(10)
Net occupancy expense                    54        50          4         153        152         1
Professional, legal and
 other purchased services                47        51         (4)        135        148       (13)
Equipment expense                        35        30          5         103         97         6
Amortization of goodwill
 and other intangible assets             24        23          1          72         73        (1)
Amortization of mortgage
 servicing rights and purchased
 credit card relationships               17         9          8          43         31        12
FDIC assessment and regulatory
 examination fees                         1        15        (14)         31         47       (16)
Other expense                            91        88          3         270        285       (15)
----------------------------------------------------------------------------------------------------
 Operating expense before the net
  revenue from acquired property
    and merger expense                  509       503          6       1,516      1,552       (36)
----------------------------------------------------------------------------------------------------
Net revenue from acquired property       (3)      (12)         9         (15)       (23)        8
----------------------------------------------------------------------------------------------------
Merger expense                           --       104       (104)         --        104      (104)
----------------------------------------------------------------------------------------------------
Total operating expense                $506      $595       $(89)     $1,501     $1,633     $(132)
----------------------------------------------------------------------------------------------------
Average full-time equivalent staff   24,200    24,400       (200)     24,200     24,100       100
----------------------------------------------------------------------------------------------------
Efficiency ratio (a)                     62%       64%        (2)         63%        65%       (2)
Efficiency ratio excluding
 amortization of goodwill and other
  intangible assets                      59        61         (2)         60         62        (2)
----------------------------------------------------------------------------------------------------

(a) Operating expense before the net revenue from acquired property and merger expense as a percentage of revenue, computed on a taxable equivalent basis, excluding securities gains (losses).

Operating expense before the net revenue from acquired property and merger expense increased $6 million in the third quarter of 1995, compared with the prior-year period. This increase primarily resulted from increases in the

Mellon Reports Earnings
Oct. 17, 1995
Page 8


amortization of mortgage servicing rights and purchased credit card relationships and equipment expense. The increase in the amortization of mortgage servicing rights reflects the $19 billion increase in the Corporation's mortgage servicing portfolio. This portfolio has increased approximately 60% from September 30, 1994. The increase in equipment expense primarily reflects the internalization of certain data processing operations at The Boston Company as well as various equipment upgrades. This increase is partially offset by a reduction in expense for purchased data processing services. Primarily offsetting these increases was a $14 million decrease in the third quarter in the FDIC deposit insurance premium from $.23 to $.04 for every $100 of deposits, retroactive to June 1, 1995. Using the new rate, the FDIC premium will now be approximately $2 million per quarter, compared with approximately $13 million per quarter prior to the rate reduction. Partially offsetting this benefit will be lower fee and/or net interest revenue of approximately $2 million per quarter from cash management customers where the FDIC premium on deposits is passed through to these customers.

The decrease in operating expense before the net revenue from acquired property and merger expense in the first nine months of 1995, compared with the first nine months of 1994, resulted from lower marketing expense related to the CornerStone/sm/ credit card, a reduction in professional, legal and other purchased services and lower staff expense, as well as a lower FDIC assessment charge.

Merger expense of $104 million, or $79 million after tax, was recorded in the third quarter of 1994 to reflect expense associated with the Dreyfus merger.

Mellon Reports Earnings
Oct. 17, 1995
Page 9


Except for the merger with Dreyfus, which was accounted for as a pooling of interests, the Corporation historically has accounted for business combinations under the purchase method of accounting, resulting in the recording of goodwill and other identified intangibles which are amortized into operating expense in future years. Net income applicable to common stock, excluding the after-tax impact of the amortization of these intangibles, is shown in the table below:

                                    Three months      Nine months
                                   ended Sept. 30,  ended Sept. 30,
(in millions)                       1995     1994    1995     1994
-------------------------------------------------------------------
Net income applicable
 to common stock excluding the
 Dreyfus merger related charges     $166     $152    $488     $436
After-tax impact of
 amortization of intangibles
 from purchase acquisitions           18       16      55       56
-------------------------------------------------------------------
      Total                         $184     $168    $543     $492
-------------------------------------------------------------------



INCOME TAXES
------------

The Corporation's effective tax rate for the first nine months of 1995 was 37%. It is currently anticipated that the effective tax rate will be approximately 37% in the fourth quarter of 1995.


NONPERFORMING ASSETS(a)
-----------------------
                                             Sept. 30,   June 30,   Dec. 31,   Sept. 30,
(dollar amounts in millions)                      1995       1995       1994        1994
-----------------------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                               $ 62       $ 59       $ 56        $ 51
  Commercial real estate                            32         42         28          32
  Other domestic                                    89         98         66          72
International nonperforming loans                   --         --          1           1
-----------------------------------------------------------------------------------------
     Total nonperforming loans                     183        199        151         156
-----------------------------------------------------------------------------------------
Acquired property:
  Real estate acquired                              99         98        116         133
  Reserve for real estate acquired                 (21)       (21)       (29)        (30)
-----------------------------------------------------------------------------------------
     Real estate acquired, net of reserve           78         77         87         103
  Other assets acquired                             --         --          1           1
-----------------------------------------------------------------------------------------
     Total acquired property                        78         77         88         104
-----------------------------------------------------------------------------------------
     Total nonperforming assets                   $261       $276       $239        $260
-----------------------------------------------------------------------------------------
Nonperforming loans as a percentage of
 total loans                                       .65%       .72%       .56%        .60%
Total nonperforming assets as a
 percentage of total loans and net
 acquired property                                 .93%       .99%       .89%        .99%
-----------------------------------------------------------------------------------------

(a) Excludes segregated assets.

Mellon Reports Earnings
Oct. 17, 1995
Page 10


Nonperforming assets decreased $15 million from June 30, 1995, as a result of a lower level of nonperforming loans. Total nonperforming loans decreased $16 million as repayments, returns to accrual status and credit losses more than offset additions. Total nonperforming assets increased $1 million compared with September 30, 1994 as an increase in nonperforming loans was substantially offset by a decrease in acquired property.


RESERVE FOR CREDIT LOSSES
-------------------------
                                                 Sept. 30,    June 30,   Dec. 31,   Sept. 30,
(dollar amounts in millions)                          1995        1995       1994        1994
----------------------------------------------------------------------------------------------
Reserve for credit losses (a)                       $574          $583       $607        $611
Reserve as a percentage of
 total loans                                        2.04%         2.10%      2.27%       2.35%
----------------------------------------------------------------------------------------------

(a) Excludes reserve for segregated assets.


SELECTED CAPITAL DATA
---------------------

(dollar amounts in millions,                   Sept. 30,      June 30,   Dec. 31,   Sept. 30,
except per share amounts)                           1995          1995       1994        1994
----------------------------------------------------------------------------------------------
Common shareholders' equity                       $3,693       $ 3,643    $ 3,687      $3,695
Common shareholders' equity
 to assets ratio                                    8.81%         9.10%      9.54%       9.41%
Tangible common shareholders'
 equity to assets ratio (a)                         6.66%         6.78%      7.05%       6.88%
Total shareholders' equity                        $4,128       $ 4,078    $ 4,122      $4,285
Total shareholders' equity
 to assets ratio                                    9.85%        10.19%     10.67%      10.92%
Tier I capital ratio                                8.80%(b)      8.98%      9.48%      10.03%
Total (Tier I and Tier II)
 capital ratio                                     12.00%(b)     12.31%     12.90%      13.50%
Leverage capital ratio                              8.20%(b)      8.32%      8.67%       9.16%
Book value per common share                       $26.13       $ 25.59    $ 25.06      $25.15
Closing common stock price                        $44.75       $41.625    $30.625      $37.50
Market capitalization                             $6,324       $ 5,925    $ 4,507      $5,510
----------------------------------------------------------------------------------------------

(a) Common shareholders' equity less goodwill and other intangibles divided by total assets less goodwill and other intangibles.
(b)  Estimated.

The increase in the Corporation's common and total shareholders' equity at September 30, 1995, compared with June 30, 1995, primarily resulted from earnings retention offset in part by a higher level of treasury stock repurchased on the open market. The decrease in the Corporation's equity ratios from June 30, 1995, primarily resulted from asset growth. The decrease in the Corporation's common and total shareholders' equity at September 30,

Mellon Reports Earnings
Oct. 17, 1995
Page 11


1995, compared with September 30, 1994, resulted from the second quarter 1995 repurchase of the common stock and warrants issued in 1993 as part of the purchase price of The Boston Company and the redemption of the Corporation's $160 million Series H preferred stock.

The repurchase of the common stock and warrants in the second quarter of 1995 increased earnings per common share by $.02 in the third quarter. It is anticipated that this transaction will enhance earnings per common share by approximately $.05 for the full year 1995. This transaction increased the third quarter return on common shareholders' equity by approximately 80 basis points, reduced the September 30, 1995 book value per share by $.80 and reduced the capital ratios by 50 to 60 basis points.

On July 18, 1995, the Corporation's board of directors authorized the repurchase of up to 2.5 million shares of the Corporation's common stock to be used to meet the Corporation's current and near-term common stock requirements for its stock-based benefit plans and its dividend reinvestment plan. In 1994, the Corporation authorized similar repurchases of up to 3 million shares. As of September 30, 1995, the Corporation has repurchased approximately 4.3 million shares under both programs and has reissued 2.2 million of the repurchased shares.

                                 SUMMARY DATA
                Mellon Bank Corporation (and its subsidiaries)



(dollar amounts in millions,                                        Three months ended                 Nine months ended
except per share amounts;                                                 Sept. 30,                         Sept. 30,
common shares in thousands)                                       ------------------------             ---------------------
                                                                  1995                 1994            1995             1994
                                                                  -----                ----            ----             ----

Selected key data (a)
-----------------
  Primary net income per common share                           $   1.15            $    .42         $   3.32         $   2.35
  Return on common shareholders' equity                            17.98%               6.76%           17.67%           12.77%
  Return on assets                                                  1.70%                .81%            1.74%            1.39%
  Yield on interest-earning assets,
   on a taxable equivalent basis                                    8.43%               7.32%            8.48%            6.94%
  Cost of funds supporting interest-
   earning assets                                                   3.87%               2.66%            3.80%            2.28%

Results excluding certain items (a)(b)
-------------------------------
  Primary net income per common share                           $   1.15            $   1.02         $   3.32         $   2.95
  Return on common shareholders' equity                            17.98%              16.10%           17.67%           15.99%
  Return on assets                                                  1.70%               1.74%            1.74%            1.70%

Average balances for the period (c)
-------------------------------
  Money market investments                                      $  1,286            $  1,466         $  1,228         $  1,806
  Trading account securities                                         363                 351              300              413
  Securities                                                       4,938               5,421            4,836            5,178
  Loans                                                           27,774              25,084           27,177           24,658
  Total interest-earning assets                                   34,361              32,322           33,541           32,055
  Total assets                                                    40,955              38,016           39,745           37,875
  Deposits                                                        28,417              26,963           27,615           27,244
  Total interest-bearing liabilities                              28,159              25,601           27,486           25,128
  Common shareholders' equity                                      3,648               3,755            3,691            3,672
  Total shareholders' equity                                       4,083               4,346            4,126            4,264

Computation of primary net income per common share
----------------------------------------------------
  Net income applicable to
   common stock                                                 $    166            $    64(d)       $    488         $    351(d)
                                                                ========            ========         ========         ========

  Average common shares outstanding                              141,897             145,591          144,740          144,355
  Average common shares issuable upon
   conversion of Series D preferred stock                              -               1,692                -            2,263
  Other common stock equivalents, net of
   shares assumed repurchased                                      2,072               2,610            2,176            2,630
                                                                --------            --------         --------         --------

     Total stock and stock equivalents                           143,969             149,893          146,916          149,248
                                                                ========            ========         ========         ========

  Primary net income per common share (e)                       $   1.15            $    .42         $   3.32         $   2.35
                                                                ========            ========         ========         ========
-----------------------

   (a) Percentages are annualized where applicable. All amounts are based on unrounded numbers.
   (b) Results for the third quarter and first nine months of 1994 exclude $79 million after tax of merger expenses and $10 million after tax of losses on the disposition of securities available for sale previously owned by Dreyfus.
   (c) Computed on a daily average basis.
   (d) After adding back Series D preferred stock dividends.
   (e) Based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation

                                             Three months ended        Nine months ended
(in millions, except per                         Sept. 30,                 Sept. 30,
share amounts)                               ------------------        -----------------
                                             1995          1994        1995         1994
                                             ----          ----        ----         ----
Interest revenue
----------------
Interest and fees on loans (loan fees
 of $20, $18, $55, and $65)                 $ 623          $491       $1,815       $1,371
Interest-bearing deposits with banks           10             8           25           26
Federal funds sold and securities
 under resale agreements                        8             7           27           21
Other money market investments                  -             1            1            4
Trading account securities                      6             6           15           19
Securities                                     80            80          235          213
                                            -----          ----       ------       ------
  Total interest revenue                      727           593        2,118        1,654

Interest expense
----------------
Interest on deposits                          227           145          652          363
Federal funds purchased and securities
 under repurchase agreements                   32            23           94           46
Other short-term borrowings                    44            22          117           55
Notes and debentures                           32            27           89           83
                                            -----          ----       ------       ------
  Total interest expense                      335           217          952          547
                                            -----          ----       ------       ------
  Net interest revenue                        392           376        1,166        1,107
Provision for credit losses                    30            15           70           55
                                            -----          ----       ------       ------
  Net interest revenue after provision
   for credit losses                          362           361        1,096        1,052

Noninterest revenue
-------------------
Trust and investment management fees          233           232          677          729
Cash management and deposit
 transaction charges                           49            49          144          148
Mortgage servicing fees                        32            21           82           54
Foreign currency and securities trading        24            21           73           54
Credit card fees                               21            19           62           51
Other                                          63            57          188          211
                                            -----          ----       ------      -------
  Total fee revenue                           422           399        1,226        1,247
Losses on sale of securities                    -           (15)           -          (5)
                                            -----          ----       ------      -------
  Total noninterest revenue                   422           384        1,226        1,242

Operating expense
-----------------
Staff expense                                 240           237          709          719
Net occupancy expense                          54            50          153          152
Professional, legal and other
 purchased services                            47            51          135          148
Equipment expense                              35            30          103           97
Amortization of goodwill and
 other intangible assets                       24            23           72           73
Other expense                                 109           112          344          363
Net revenue from acquired property             (3)          (12)         (15)         (23)
Merger expense                                  -           104            -          104
                                            -----          ----       ------       ------
  Total operating expense                     506           595        1,501        1,633
                                            -----          ----       ------       ------
Income before income taxes                    278           150          821          661
Provision for income taxes                    103            72          304          269
                                            -----          ----       ------       ------
Net income                                    175            78          517          392
Dividends on preferred stock                    9            15           29           45
                                            -----          ----       ------       ------
Net income applicable to common stock       $ 166          $ 63       $  488       $  347
                                            =====          ====       ======       ======

Primary net income per common share         $1.15          $.42       $ 3.32       $ 2.35
                                            =====          ====       ======       ======
Fully diluted net income per common share   $1.14          $.42       $ 3.30       $ 2.35
                                            =====          ====       ======       ======

                     CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation

(dollar amounts in millions)                         Sept. 30,   Dec. 31,   Sept. 30,
                                                          1995       1994        1994
                                                     ---------   ---------  ---------
Assets
------
Cash and due from banks                                $ 2,515    $ 2,285     $ 2,222
Money market investments                                 1,370        860       1,025
Trading account securities                                 302         71         310
Securities:
 Available for sale                                      2,276      1,881       2,847
 Investment (approximate fair value
  of $3,211, $3,033 and $3,130)                          3,189      3,244       3,301
Loans, net of unearned discount of
  $56, $62 and $72                                      28,073     26,733      26,012
Reserve for credit losses                                 (574)      (607)       (611)
Premises and equipment                                     550        558         546
Acquired property, net of reserves of
 $21, $29 and $30                                           78         88         104
Goodwill and other intangibles                             968      1,036       1,067
Mortgage servicing rights and purchased
 credit card relationships                                 637        352         323
Other assets                                             2,523      2,143       2,105
                                                       -------    -------     -------
     Total assets                                      $41,907    $38,644     $39,251
                                                       =======    =======     =======

Liabilities
-----------
Deposits in domestic offices                           $23,934    $24,100     $23,972
Deposits in foreign offices                              5,377      3,470       3,160
Short-term borrowings                                    4,775      3,472       4,515
Other liabilities                                        1,791      1,912       1,747
Notes and debentures (with original maturities
 over one year)                                          1,902      1,568       1,572
                                                       -------    -------     -------
     Total liabilities                                  37,779     34,522      34,966

Shareholders' equity
--------------------
Preferred stock                                            435        435         590
Common shareholders' equity:
  Common stock - $.50 par value
   Authorized - 200,000,000 shares
   Issued - 147,165,480; 147,165,480
     and 146,934,696 shares                                 74         74          73
  Additional paid-in capital                             1,846      1,851       1,844
  Retained earnings                                      2,039      1,780       1,773
  Warrants                                                   -         37          37
  Net unrealized loss on assets
   available for sale (net of taxes)                       (17)       (55)        (32)
  Treasury stock of 5,856,254; - and -
   shares at cost                                         (249)         -           -
                                                       -------    -------     -------
       Total common shareholders' equity                 3,693      3,687       3,695
                                                       -------    -------     -------
       Total shareholders' equity                        4,128      4,122       4,285
                                                       -------    -------     -------
       Total liabilities and shareholders' equity      $41,907    $38,644     $39,251
                                                       =======    =======     =======